Exhibit 5.1

May 5, 2022

DraftKings Inc.

222 Berkeley Street, 5th Floor

Boston, Massachusetts 02116

Re:	Registration Statement on Form S-8 for (i) the DraftKings Inc. 2020 Incentive Award Plan (ii) the DraftKings Inc. Employee Stock Purchase Plan, (iii) the DraftKings Inc. 2017 Equity Incentive Plan, (iv) the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, and (v) the SBTech (Global) Limited 2011 Global Share Option Plan

Ladies and Gentlemen:

On or about the date hereof, DraftKings Inc., a Nevada corporation formerly known as New Duke Holdco, Inc. (the “Company”), transmitted for filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to 124,383,008 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), under (i) the DraftKings Inc. 2020 Incentive Award Plan, (ii) the DraftKings Inc. Employee Stock Purchase Plan, (iii) the DraftKings Inc. 2017 Equity Incentive Plan, (iv) the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, and (v) the SBTech (Global) Limited 2011 Global Share Option Plan (each, a “Plan” and, collectively, the “Plans”). We have acted as special Nevada counsel to the Company in connection with the filing of the Registration Statement.

The Company has assumed or succeeded to the obligations of DraftKings Holdings Inc., a Nevada corporation formerly known as DraftKings Inc. (“Old DraftKings”), under the Plans pursuant to the consummation of the transactions under that certain Agreement and Plan of Merger, dated as of August 9, 2021 (the “Merger Agreement”), by and among Old DraftKings, Golden Nugget Online Gaming, Inc., a Delaware corporation, the Company, Duke Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, and Gulf Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

In connection with the Registration Statement, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the articles of incorporation and bylaws of the Company, each as amended to the date hereof; (ii) records of corporate proceedings of the Company related to the Merger Agreement and the Plans; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, facsimile, electronic or photostatic copies. We have further assumed that the Company has reserved for issuance an adequate number of authorized and unissued shares of Common Stock for issuance under the Plans. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Greenberg Traurig, LLP ■ Attorneys at Law ■ WWW.GTLAW.COM
3773 Howard Hughes Parkway, Suite 400 North ■ Las Vegas, Nevada 89169 ■ Tel 702.792.3773 ■ Fax 702.792.9002

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DraftKings Inc.

May 5, 2022

Re:	Registration Statement on Form S-8

Based upon the foregoing and in reliance thereon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Registered Shares of Common Stock issuable under the Plans have been duly authorized and, when issued and delivered pursuant to the terms of the relevant Plan and related award agreement against payment of the exercise price or other consideration therefor, will be validly issued, fully paid and non-assessable.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are specifically limited to the laws of the State of Nevada and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

/s/ Greenberg Traurig, LLP